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                                                                   EXHIBIT 10.11

                           SOFTWARE LICENSE AGREEMENT
                   MAUI (Multiple Application User Interface)

This Software License Agreement (the "Agreement") made this the 1/st/ day of December, 2001, is by and among INFOVISA ("Licensor"), and Westwood Trust, ("Licensee").

The terms of this Software License Agreement apply to Licensor's software known as MAUI (Multiple Application User Interfaces) which includes ETA (Enhanced Trust Accounting) and ETR (Enhanced Trust Reporting) (Software), which is owned by Unipac Service Corporation ("Unipac"). INFOVISA warrants it has the right to sublicense the Software.

NOW, THEREFORE, in consideration of the mutual promises in this document, the parties agree as follows:

1.   Grant. Subject to all the terms and conditions of this Software License
     -----
     Agreement, Licensor hereby grants the Licensee a personal, non-exclusive, non-transferable right and license to use the Software and any documents, manuals or other material provided in support of the software. No transfer of ownership is intended by this Software License Agreement.

2.   Term. This Agreement shall be in force beginning on the date accepted by
     ----
     the President of Infovisa and shall continue for a period of three (3) years commencing with the December, 2001 bill for monthly maintenance.

3.   Product Provided. Licensor will provide an executable module in
     ----------------
     machine-readable form for that version of the software licensed to the licensee as described in Attachment A. Licensor will provide installation, training. and maintenance of the software, along with sufficient testing to insure that the software is "up and running," is performing all specified tasks, and is functioning in accordance with Licensor's own specifications. The Licensee is not permitted to modify or re-engineer the Software without the Licensor's written consent, although any additional modifications and services not pertaining to installation of the Software requested by the Licensee may be provided for on a pay for basis by Licensor upon mutually agreeable terms. Licensor shall have a right to a copy of all modifications and all modifications shall be owned by Unipac.

4.   Consideration.
     -------------

     A. Maintenance Fees. In consideration of the services to be performed under paragraph 9 of this Agreement, Licensee shall pay Licensor a maintenance fee (the "Maintenance Fee") for each Software Product, in the amount specified in Attachment A, for each month during the Initial Term and any Renewal Term. The Maintenance Fee shall be billed monthly in advance, and shall become due on the first (01) day of the following month. The initial maintenance fee shall be billed immediately following installation.

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     B.   License Fee. In consideration of the license granted under paragraph 1 of this Agreement. Licensee shall pay to Licensor a one time license fee (the "License Fee") for each software product in the amount stated in Attachment A. The license fee shall be due with the acceptance of this agreement. Licensee's obligation to pay the License Fee in accordance with such schedule shall be independent of any ongoing maintenance, expenses, taxes, or other obligations of Licensor under this agreement.

     C. Expenses. Licensee shall reimburse Licensor for all shipping and postage charges incurred in performing its obligations under this Agreement. Licensee shall also reimburse Licensor for any telephone charges incurred in providing maintenance services under this Agreement by means of modem access to Licensee's computer systems. Payment for all expenses to be reimbursed by Licensee under this Agreement shall become due (30) days after receipt of an itemization prepared by Licensor, which itemization shall be prepared monthly or quarterly, at Licensor's option.

     D. Taxes. Licensee shall pay to Licensor the amount of any sales, use, ad valorem, excise or other similar taxes, or governmental charges (excluding taxes on Licensor's gross or net income) paid or payable by Licensor as a result of the execution or performance of this Agreement or with respect to the Software Product or its use by Licensee. Such amounts shall become due thirty (30) days after billing of Licensor's invoice therefore.

     E. Confidentiality. Licensee shall not, without Licensor's prior written consent, disclose to any third party the amount of any fees or any other charges under this Agreement, or any Schedule hereto, or any other terms of this Agreement or such Schedules, except as required by law. Licensee's obligations under this paragraph shall survive the expiration or earlier termination of this Agreement.

5.   Interest. Interest on all past due amounts under this Agreement shall
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     accrue from the date due at an annual interest rate equal to the lesser of
     18% per annum or the maximum interest rate permitted by law.

6.   Acceptance/Notice. Licensee agrees to accept the Software, and use the
     -----------------
     Software according to the instructions supplied by Licensor. Licensee shall notify the Licensor of all instances where the Licensee believes that (1) the program is not functioning, or (2) the program is not functioning in accordance with the documentation and/or manuals. For each such instance, Licensee agrees to provide notice to Licensor. Each such notice shall explain, as well as Licensee can, the step-by-step process leading up to the instance itself, any subsequent actions taken by Licensee, and the results of such action. The notice shall be completed and sent to Licensor in a reasonable time (in most cases within three (3) days after the instance first occurs).

7.   Software from Other Vendors. In any other instance in which the Software
     ---------------------------
     modifies in any way other software licensed from any other vendor, the Licensee shall be responsible for keeping a copy of the unmodified software readily available, and this unmodified

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     copy shall be the copy of that software which shall be retuned to its vendor if such is required. The Licensor assumes no responsibility with regard to the Licensee's use of any software other than its own.

8.   Trade Secrecy. The Licensee recognizes that the Software, Database and
     -------------
     Documentation are trade secrets and exclusive properties of Unipac; therefore, the Licensee shall take special care to preserve their confidentiality. In particular, the Licensee shall not sell, distribute, allow access to, or transfer, in any manner, any copy of the Software or Documentation in whatever form to any other party without the express written authorization of Licensor. The Licensee shall not allow access to the Software or Documentation by any third parties. The Licensee shall take care that any copies of any materials that it makes for its own use will be clearly labeled as copyrighted materials using the form,

                    CONFIDENTIAL AND TRADE SECRETS MATERIALS.

     Notwithstanding anything in this Agreement to the contrary, it is the express intention of the parties to this Agreement that all right, title and interest of whatever nature in Licensor's users manuals, training materials, all computer programs, routines, structures, layout, report formats, together with all subsequent versions, enhancements, and supplements to said programs, all copyrights (including both source and object code) and all oral or written information relating to the Software conveyed in confidence by Licensor to Licensee pursuant to this Agreement, and all other forms of intellectual property of whatever nature is and shall remain the sole and exclusive property of the Unipac. During the term of this Agreement and for a period of three years after termination of this Agreement or any renewal thereof, Licensee shall not directly or indirectly engage in acts to development, acquisition. or engagement of a third party to develop (collectively, "Competitive Development") any type of software which performs any function(s) performed by (or any function similar to a function performed by) the Software with an intent to use the same or sell interests in or license the same to third parties. Licensee shall give immediate written notice to Licensor of any intent or discussions on the part of Licensee to engage in Competitive Development.

9.   Maintenance Services. Licensor will provide maintenance services for each
     --------------------
     Software Product during the Initial Term and any Renewal Term under the applicable Schedule in accordance with the following:

     A. Enhancements. Licensor will provide Licensee with any updates, corrections and enhancements to the Software Product specified in Attachment A, which Licensor distributes without additional charge, other than expenses described in Paragraph 4, to its maintenance customers generally. If Licensor distributes any option or new product for which it charges an additional fee, Licensor will make such option or new product available to Licensee on the same terms it offers generally to other maintenance customers for the Software Product.

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     B.   Program Corrections. If the Software Program does not perform substantially as described in the Documentation, when installed and used in the operating environment, and in the manner specified in the Documentation, and if Licensee notifies Licensor of the defect, Licensor will use its best efforts to correct the defect by providing Licensee corrected code or an alternative solution. Licensor does not represent or warrant that all defects or errors will be detected or corrected.

     C. Telephone Support. Licensor will provide reasonable telephone support to assist Licensee in resolving problems encountered in the use of the Program, which, in Licensor's judgment are attributable to the Program and are not adequately addressed by the Documentation. Such support will be provided during normal business hours, Eastern Time, Monday through Friday, excluding Licensor's regularly scheduled holidays.

     D. Cooperation of Licensee. As a condition to Licensor's obligations under paragraphs 9B and 9C above, Licensee shall: (1) install, in accordance with Licensor's instruction, all Program updates and corrections Licensee receives from Licensor under this Agreement; (2) perform such procedures as may be described in the Documentation for the identification and resolution of problems; and (3) provide Licensor with sufficient information and assistance for Licensor to duplicate problems reported by Licensee, to determine that the problem is with the Software Product, and to determine that the problem has been corrected.

10.  Licensee's Additional Responsibilities.
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     A.   The Licensee will provide the Licensor a contact person to be the data administrator for the Software;

     B. The data administrator should have knowledge of investments and trust operations;

     C. The Licensee will supply and input the comparison index information into the Software;

     D. The Licensee will make changes to the data that has been downloaded into the Software when necessary;

     E. The Licensee will provide at a minimum weekly backups of the software and data;

     F. The Licensee will provide computer equipment and software to run the Maui software programs as specified in Attachment B. The Licensee will maintain computer equipment and software compatible with the Licensor's modifications and therefore, agrees to purchase new equipment and software as may reasonably be required by the Licensor.

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11.  Warranty Terms.
     --------------

     A. Limited Warranty. Licensor warrants that upon installation of the Software to Licensee, the Software will perform substantially as described in the Documentation, when installed and used in the operating environment and in the manner specified in the Documentation, and the Program media and documentation will be free of material physical defects. Licensor's sole obligation with respect to the Software under this warranty shall be to provide maintenance services for correction of the defect in accordance with paragraph 9B of this Agreement. Licensor's sole obligation with respect to the defective Software or Documentation under this warranty shall be to replace the defective item. Licensor does not warrant that the Software will meet Licensee's requirements or that operation of the software will be uninterrupted or error free.

     B. Disclaimer. THE FOREGOING WARRANTY IS THE ONLY WARRANTY MADE BY LICENSOR AND IS MADE IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. No employee or agent of Licensor is authorized to make any different or additional warranties to Licensee and Licensor will not be bound by any such purported warranties.

12.  Liability for Damages. The Licensee understands that the Licensor will not
     ---------------------
     be in a position to control the use which the Licensee makes of its computer system or the other software and peripherals the Licensee uses thereon. or the procedures the Licensee employs in its computer operation. All claims with regard to the Software by the Licensee against the Licensor must be made within one (1) year of the acceptance of the Software or any updates thereto or forever be barred.

     Except for the express warranty set forth in this Agreement, Licensor makes no representations of warranties of any nature, oral or written, express or implied regarding the Software, the documentation, the services provided under this Agreement, or any other matter, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. This Agreement does not constitute a joint account either express or implied between Licensor and Licensee. Licensor is acting as an independent contractor and not as an agent of the Licensee organization. Any liability of Licensor to Licensee, whether for breach of this Agreement, negligence, or otherwise, shall be specifically subject to the limitations of paragraph 13, and in no event shall its liability exceed the actual amount of payments made by Licensee to Licensor during the then-existing term of this Agreement.

13.  Limitation of Liability. BECAUSE SOFTWARE IS INHERENTLY COMPLEX AND MAY NOT
     -----------------------
     BE COMPLETELY FREE OF ERRORS, LICENSEE IS ADVISED TO VERIFY LICENSEE'S WORK AND TO MAKE BACKUP COPIES. IN NO EVENT WILL LICENSOR BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, ECONOMIC, COVER, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE OR USER DOCUMENTATION.

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     EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSOR'S LIABILITIES
     IN TORT CONTRACT OR OTHERWISE SHALL BE LIMITED TO CORRECTION OR REPLACEMENT, IN ACCORDANCE WITH PARAGRAPH 11, OF DEFECTIVE PORTIONS OF THE SOFTWARE PRODUCT. IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY BREACH OF THIS AGREEMENT, OR ARISING OUT OF THE USE OR INABILITY TO USE ANY SOFTWARE PRODUCT OR ANY SERVICES PROVIDED HEREUNDER (INCLUDING BUT NOT LIMITED TO LOST PROFITS OR REVENUES, LOSS OF DATA OR CLAIMS BY THIRD PARTIES), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.  Site Specification. The Licensee's use of the Software is restricted to
     ------------------
     unlimited concurrent user(s) having access to an unlimited number of accounts on the Licensee's existing database, at the site(s) at which Licensee conducts its day-to-day operations, said site(s) being located at 300 Crescent Court, Dallas, Texas or a disaster recovery site designated by Licensee. The Software is to be used by Licensee to process accounts of Licensee only, and acknowledges that Licensor will suffer damage if Licensee permits the Software to be used to process accounts of unrelated third parties not expressly covered by this License Agreement.

     Licensee grants to Licensor the right to inspect its computer operations to determine if it is in compliance with this Agreement: however. the Licensor agrees that it will act reasonably in the exercise of this right and cooperate with the Licensee to avoid disruption of its computer operations and to preserve the confidentiality of any of its files. Should Licensee be found to be using the Software in violation of this Agreement, Licensee agrees to pay any and all additional fees Licensor determines due and owing under the current fee schedule, accruing from the original date of this Agreement.

15.  Operating System/Database Specification. Licensee recognizes the need to
     ---------------------------------------
     maintain on the microcomputer operating system software compatible with Licensor's enhancements to the Software and therefore Licensee agrees to purchase, install and maintain new versions of the applicable operating system and database application as recommended by Licensor within the time frame specified by Licensor. Licensor shall provide reasonable notice of such upgrades to Licensee.

16.  Return of Software Product. On or before the expiration or earlier
     --------------------------
     termination of this Agreement as to a Software Product, Licensee at its expense shall return such Software Product (including the original Program media and all copies of the Documentation) by delivering the same to Licensor, shall destroy or return to Licensor all copies of the Program installed or made by Licensee, and shall certify to Licensor in writing. that no copies of Program or Documentation have been retained.

17.  Remedies Cumulative; No Waiver. No remedy of Licensor contained in this
     ------------------------------
     Agreement shall be considered exclusive of all other remedy; but rather, each remedy shall be distinct, separate and cumulative, and in addition to any other right or remedy provided in this Agreement or by applicable law. Each such right or remedy may be pursued singularly, successively or together in the sole discretion of Licensor and the failure to exercise any such right or remedy shall in no event be construed as a waiver or

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     release of the same. Licensor may waive any right or remedy available to it, but any such waiver is not continuing, is limited to the specific act or omission waived and shall not affect any other rights or remedies.

18.  Default by Licensee. In the event Licensee fails to perform any of the
     -------------------
     obligations under this Agreement (with the exception of payment under paragraph 4 with attachments), and this failure continues for a period of ten (10) days from the date when performance should have been rendered, Licensee shall be deemed to be in default of its obligations hereunder. Failure to make any payment required under paragraph 4 of this Agreement and attachments, within 60 days from date of invoice, shall constitute a default under this Agreement.

19.  Right to Suspend Performance Without Terminating. In the event of a default
     ------------------------------------------------
     in any terms of this Agreement by Licensee, then, in addition to Licensor's right to terminate this Agreement and any other rights and remedies Licensor may have, Licensor may suspend performance of all services under this Agreement (and deny Licensee access to Software updates) until the default is cured; in such event, Licensee shall remain liable to Licensor under the terms of this Agreement, including all payments required under paragraph 4 until the default is cured.

20.  Renewal. This Agreement shall automatically renew itself for additional
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     successive five (5) year terms, unless at least ninety (90) days prior to the end of the original term or any renewal term, Licensee gives Licensor, or Licensor gives Licensee, written notice of its intent to cancel this Agreement at the end of the then current term.

21.  Right to Terminate; Damages Upon Termination. In the event a default by
     --------------------------------------------
     either party shall occur hereunder, the other party may, at its option, terminate this Agreement, so long as the terminating party gives the other party written notice, by registered mail, of intent to terminate ninety
     (90) days prior to the date terminating party intends to terminate this Agreement. The party in default will have the right to cure the default during the 90 day notice period, and by curing said default, maintain and continue the terms of this agreement. Licensee acknowledges that Licensor will incur great initial costs and expertise to install the Software and to provide training and customer support for Licensee's personnel. The recovery of said costs and expenses by Licensor are to take place over the term of this Agreement and any renewal. Therefore, in the event of default of this Agreement by Licensee, Licensee agrees to pay to Licensor an amount equal to the maintenance fees due for the remaining balance of the term of this Agreement or any renewal thereof, so that Licensor may recoup its initial costs and expenses. In addition, all Software, equipment, manuals and other property of Licensor in Licensee's possession shall immediately be returned to Licensor, at Licensee's expense. Notwithstanding the foregoing, nothing herein shall limit Licensor's legal and equitable remedies against Licensee in the event of a breach by Licensee of the terms, conditions and protective covenants contained in this Agreement, including, but not limited to, injunctive relief in the event Unipac or Licensor's proprietary interests in the Software are threatened or infringed.

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22.  Compensation in Subsequent Years. At any time upon thirty (30) days prior
     --------------------------------
     written notice to Licensee, Licensor, at its sole option may increase its Maintenance Fee, without Licensee's specific consent. The Maintenance Fee may not be increased by more than six (6) percent per calendar year from the Maintenance Fee payable the previous calendar year.

23.  Binding Effect; Assignability. This Agreement shall be binding upon and
     -----------------------------
     shall inure to the benefits of the parties hereto and their respective heirs, representatives, successors and assigns. Licensee may not assign, delegate or otherwise transfer any of its or his rights, duties or obligations hereunder or interest herein without written consent of Licensor. In the event of any such assignment, delegation, or other transfer by Licensee, whether or not Licensor has consented, the Licensee shall remain liable for all amounts due hereunder and all other obligations of Licensee pursuant to this Agreement, whether the Assignor or Transferee is or may also be liable to Licensor.

     Licensor may transfer or assign its rights, duties and obligations hereunder or interest herein to any entity related to Licensor by substantially similar ownership or control, or to a successor in interest pursuant to a merger, reorganization, stock sale or other transaction, without consent of user.

24.  Governing Law. This agreement shall be governed by the laws of the State of
     -------------
     Colorado.

25.  Jurisdiction, Venue. The parties hereto agree that. in the event either
     -------------------
     party elects to pursue legal action against the other for default of any obligation under this Agreement, such legal action shall be brought in the State of Colorado, unless Licensor. at its sole option, elects to bring action in the county and state of residence of the Licensee.

26.  Severability. If any part of this Agreement is held void for any reason,
     ------------
     the balance of this Agreement shall continue to be valid and binding.

27.  Violation. Licensee agrees to take all reasonable steps necessary to ensure
     ---------
     that none of its employees nor any related third party violate the terms of this Agreement.

28.  Merger Clause. This Agreement and any appendices or other writings signed
     -------------
     by both parties associated herein constitutes the entire Agreement between the parties hereto and supersedes all proposals, prior negotiations, and agreements, whether oral or written.

29.  Notices. All notices in connection with this Agreement shall be in writing
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     and shall be sent, in person or by first class mail, postage prepaid, to the address for the recipient set forth by its signature below or such other address as such party may hereafter specify by notice to the other. Such notices shall be deemed given when actually delivered to the other party or, if sooner, three (3) days after mailing if mailed certified or registered mail, postage prepaid.

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WITNESS the due execution hereof the day and date first written above.

DATED this the 30/th/ day of November, 2001.

INFOVISA, Inc.
11120 Treynorth Drive
Cornelius, NC 28031

Signed: /s/ Michael S. Dinges                    Signed: /s/ Brian Casey
       ---------------------------------                ------------------------

PLEASE PRINT OR TYPE:

Name: Michael S. Dinges                          Name: Brian Casey
Title: President                                 Title: President
Date:  December 5, 2001                          Date:  December 1, 2001

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